UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2019

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2019, Workhorse Group Inc. (the “Company”), its wholly owned subsidiary, Surefly, Inc. (“Surefly”), and Moog Inc. (the “Purchaser”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Purchaser agreed to (i) purchase substantially all the assets of Surefly, other than (a) Surefly’s assets and intellectual property related to Surefly’s Horsefly truck-based electrically powered unmanned aerial system (the “Horsefly Assets”), (b) Surefly’s cash and cash equivalents, (c) Surefly’s insurance policies, and (d) certain pre-closing causes of action and refund rights, and (ii) assume certain liabilities of Surefly, other than certain retained liabilities, for a cash purchase price of $4.0 million.

The Purchase Agreement contains customary representations and warranties of the Company, Surefly and the Purchaser, as well as customary covenants of the Company, Surefly and the Purchaser. Additionally, the closing of the transaction is subject to the satisfaction or waiver of customary closing conditions set forth in the Purchase Agreement. The parties anticipate that the closing will occur on October 9, 2019, although there can be no assurance that the closing conditions will be satisfied or that the transactions will be consummated.

The Company and Surefly have agreed in the Purchase Agreement not to solicit orders of certain products from specified customers for a period of two years after the closing date. The Company and Surefly and Purchaser have agreed to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement and failure to perform covenants contained in the Purchase Agreement. The Company and Surefly’s indemnification obligations are subject to a $25,000 tipping basket and a $2.0 million cap.

In connection with the closing of the Purchase Agreement, the Company and Moog will enter into a joint venture agreement for the development of the Horsefly Assets and the related business (the “Horsefly Agreement”). Under the proposed Horsefly Agreement, the Company will contribute the Horsefly Assets and Moog will contribute certain complementary assets to a newly formed entity (“Joint Venture”). The Company and Moog will each own fifty percent of the equity interests in the Joint Venture.

The foregoing summary description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

10.1	Asset Purchase Agreement dated as of October 1, 2019 by and among Workhorse Group Inc., Surefly, Inc. and Moog Inc.

10.2	Amendment No. 1 to the Asset Purchase Agreement dated as of October 4, 2019 by and among Workhorse Group Inc., Surefly, Inc. and Moog Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: October 7, 2019	By:	/s/ Paul Gaitan
	Name: Title:	Paul Gaitan Chief Financial Officer

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